UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 28, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-4.1 Amend. No.1 to the Third A/R Preferred Shares Rights Agreement
Ex-99.1 Press Release dated September 28, 2007

ITEM 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On September 28, 2007, 3Com Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Diamond II Holdings, Inc., a corporation organized under the laws of the Cayman Islands, (“Newco”), and Diamond II Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Newco (the “Merger”). Newco is controlled by Bain Capital Fund IX, L.P. (“Bain Capital Fund”) and Shenzhen Huawei Investment & Holding Co. Ltd. (collectively, the “Participants”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by the Company, Newco or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $5.30 in cash, without interest. Vesting of all outstanding 3Com equity based awards will continue until the closing of the Merger, in accordance with their respective terms. At the closing of the Merger, outstanding shares of restricted stock and restricted stock unit awards will be purchased for $5.30 per share less applicable withholdings. Immediately prior to the closing of the Merger, outstanding options will become fully vested and exercisable. To the extent unexercised as of the closing of the Merger, options with an exercise price below $5.30 per share will be cashed out at the difference between $5.30 and the exercise price of the option, less applicable withholdings. All other options will terminate as of the closing of the Merger without consideration as the applicable exercise price equals or exceeds $5.30, which is the per share merger consideration.
     The Merger Agreement contains a non-solicitation or “no shop” provision restricting the Company from soliciting alternative acquisition proposals from third parties and from providing information to and engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to bona fide written unsolicited alternative acquisition proposals and under certain circumstances, coupled with the payment of a termination fee of $66,000,000, to terminate the Merger Agreement.
     The Merger Agreement contains certain termination rights for both the Company and Newco. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Newco a termination fee of $66,000,000. In addition, if the stockholders of the Company fail to approve the proposed transaction and the Merger Agreement is terminated by the Company or Newco, the Company has agreed to reimburse Newco for any out of pocket transaction fees and expenses incurred by Newco or Merger Sub, up to a maximum of amount of $10,000,000. The Merger Agreement further provides that, upon its termination under specified circumstances, Newco would be required to pay the Company a termination fee of either $66,000,000 or $110,000,000, as applicable.
     Newco has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the commitments, together with the available cash of the Company, will be sufficient for Newco to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to customary conditions to closing, including the approval of the Company’s stockholders and receipt of requisite antitrust and other regulatory approvals.
     The Board of Directors of the Company (the “Board of Directors”) unanimously approved the Merger Agreement. Goldman Sachs & Co. served as the financial advisor to the Board of Directors.
     The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed as an exhibit to a future periodic or current report.

     On September 28, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
     In 2003, 3Com and Shenzhen Huawei Investment & Holding Co. Ltd. (“Huawei”), a participant in the Merger, formed a joint venture partnership in China named Huawei-3Com Co., Limited (“H3C”), with 3Com as a minority shareholder holding a 49% interest in H3C. 3Com, Huawei and H3C entered into various commercial agreements in connection with the joint venture. In 2005, 3Com became the controlling shareholder of H3C with 51% ownership interest and on March 29, 2007, 3Com purchased Huawei’s remaining 49% interest in H3C and became H3C’s sole shareholder. H3C changed its name to H3C Technologies Co., Limited. In connection with that transaction, Huawei, as a former shareholder of H3C, agreed to a specified previously disclosed non-compete provision. Huawei continues to be a significant customer of 3Com and H3C.
Item 3.03 Material Modification to Rights of Security Holders.
     On September 28, 2007, the Company and the American Stock Transfer & Trust Company, a New York state trust company (the “Rights Agent”) entered into Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Preferred Shares Rights Agreement between the Company and the Rights Agent as amended and restated as of November 4, 2002 (the “Rights Agreement”). The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit
Number	Description
4.1	Amendment No. 1 to the Third Amended and Restated Preferred Shares Rights Agreement between 3Com Corporation and American Stock Transfer & Trust Company, dated September 28, 2007
99.1	Press Release dated September 28, 2007
Additional Information and Where You Can Find It
     In connection with the transaction, 3Com will file a proxy statement with the SEC. The proxy statement will be mailed to the stockholders of 3Com. Investors and security holders of 3Com are urged to read the proxy statement when it becomes available because it will contain important information about 3Com and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by 3Com with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by 3Com by contacting 3Com Investor Relations at investor_relations@3Com.com or via telephone at (508) 323-1198. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
     3Com and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of 3Com and their respective interests in the proposed transaction will be available in the proxy statement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: September 28, 2007	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amendment No. 1 to the Third Amended and Restated Preferred Shares Rights Agreement between 3Com Corporation and American Stock Transfer & Trust Company, dated September 28, 2007
99.1	Press Release dated September 28, 2007